Exhibit 10.19

December 27, 2010

Argentia Private Investments Inc.
c/o Public Sector Pension Investments Board
1250 Rene Levesque Blvd. West
Suite 900
Montreal, Quebec H3B 4W8

Re:          Payment of Class C Dividend

Ladies and Gentlemen:

WHEREAS, Noodles & Company, a Delaware corporation (the “Company”), and Catterton Management Company, L.L.C., a Delaware limited liability company (“Management Services Company”) have entered into the Management Services Agreement (the “Management Services Agreement”), dated as of the date hereof;

WHEREAS, Argentia Private Investments Inc., a corporation incorporated pursuant to the Canada Business Corporations Act, (“PSP Investor”) has agreed to purchase (the “Investment”) a portion of the Company’s Class C Common Stock, par value $0.01 per share;

WHEREAS, the Company has received, and will continue to receive, a material benefit as a result of the Investment;

WHEREAS, in consideration of the Investment, among other things, the parties hereto have agreed to the arrangements set forth in this letter agreement (this “Agreement”); Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Restated Certificate of Incorporation of the Company, filed with the Secretary of State of Delaware on the date of this Agreement, as amended from time to time (the “Charter”)

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             The Company shall be prohibited from making any quarterly payment to the Management Services Company pursuant to Section 3(a) of the Management Services Agreement, unless the Board of Directors of the Company shall have declared a dividend in respect of its Class C Common Stock which dividend shall be payable substantially concurrently with any such quarterly payment to the Management Services Company, in each case, in an amount equal to that being paid pursuant to the Management Services Agreement.  Prior to the termination or expiration of the Management Services Agreement, all accrued but unpaid dividends on the Class C Common Stock shall be immediately due and payable.

2.             Notwithstanding the provisions of Section 1 of this Agreement (a) if distributing such amounts or declaring or paying such dividends is prohibited, or would cause a default under the terms of the Credit Agreement, dated November 14, 2007, as amended by the First Amendment to Credit Agreement, dated December 17, 2008, and the Second Amendment to Credit Agreement, dated November 26, 2010, among Noodles & Company, a Delaware corporation, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (as such agreement may be amended or superseded by a successor credit agreement from time to time, the “Senior Credit Agreement”), then no dividends shall be payable by the Company in respect of its Class C Common Stock until the earliest subsequent date on which distributing such amounts or declaring or paying such dividends shall not violate the Senior Credit Agreement, and (b) in the event the Company is prohibited for any reason from declaring and paying the full amount of any dividend payable pursuant to Section 1 hereof and/or from paying the full amount of any fees payable pursuant to Section 3(a) of the Management Services Agreement, then no dividends shall be payable by the Company in respect of its Class C Common Stock until the date upon which the Company is permitted to declare and pay the full amount of any dividend payable pursuant to Section 1 hereof and to pay the full amount of any fees payable pursuant to Section 3(a) of the Management Services Agreement.

3.             Notwithstanding the provisions of Section 1 of this Agreement, in the event of any payment to the Management Services Company pursuant to the Management Services Agreement in connection with a termination of the Management Services Agreement or otherwise structured as a final payment thereunder, the Company shall be required to redeem all outstanding shares of Class C Common Stock for the aggregate amount otherwise due and payable pursuant to Section 1.

4.             This Agreement shall continue in full force and effect until, and shall terminate upon, the earliest of (a) such date as the PSP Investor and its Permitted Transferees collectively hold less than 50% of the aggregate number of shares of Class A Common Stock and Class B Common Stock held by the PSP Investor on the date of this Agreement (as adjusted for stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or the like), (b) the date of consummation of an Initial Public Offering, (c) the date of consummation of an Acquisition or (d) the date of consummation of an Asset Transfer.  For the purposes of this Agreement, (i) “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its

2

parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent of the Company’s voting power is transferred, and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

5.             No amendment of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of the parties hereto.  No waiver on any one occasion shall affect, extend to, or be construed as a waiver of, any right or remedy on any future occasion.  No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.  Neither this Agreement nor any of the rights, interests or obligations under this agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that PSP Investor may assign this Agreement and any of its rights, interests or obligations under this Agreement to any of its Permitted Transferees.

6.             This Agreement shall be governed by and construed, and interpreted in all respects, in accordance with the laws of the State of Delaware without regard to conflicts of laws principles thereof

7.             This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

8.             No service of any kind has been or shall be furnished by PSP Investor or any of its parent entities, affiliates or subsidiaries in respect of, or in exchange for, the arrangements set forth in this Agreement.

[Signature Page Follows]

3

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officer or representative as of the date first above written.

ARGENTIA PRIVATE INVESTMENTS INC.

By:	/s/ Derek Murphy
	Name:	Derek Murphy
	Title:	Vice President

By:	/s/ Jim Pittman
	Name:	Jim Pittman
	Title:	Vice President

[Signature Page to Side Letter Re: Class C Dividend]

NOODLES & COMPANY

By:	/s/ Paul A. Strasen
Name:
Title:

[Signature Page to Side Letter Re: Class C Dividend]

CATTERTON MANAGEMENT COMPANY, L.L.C.

By:	/s/ J. Michael Chu
Name: J. Michael Chu
Title: Authorized Person

[Signature Page to Side Letter Re: Class C Dividend]